EXHIBIT 5.1
January 20, 2010
The Talbots, Inc.
One Talbots Drive
Hingham, Massachusetts 02043
Ladies and Gentlemen:
We have acted as counsel for the Audit Committee of the Board of Directors of The Talbots, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering under the Securities Act shares of the Company’s common stock, par value $0.01 per share (the “Shares”), proposed to be issued pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 8, 2009, by and among the Company, Tailor Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, and BPW Acquisition Corp., a Delaware corporation.
In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates and other instruments as we have deemed necessary and appropriate for the purposes of expressing the opinion contained herein, including, without limitation, the Certificate of Incorporation of the Company, as amended, the Amended and Restated By-Laws of the Company, the Merger Agreement and the resolutions adopted by the Board of Directors of the Company. With respect to all of the documents reviewed, we have assumed, without investigation, the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. As to any facts which we have not independently established or verified, we have relied upon statements and representations of the Company and others.
Based upon and subject to the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Securities Act and the Shares have been issued in accordance with the terms and conditions of the Merger Agreement, the Shares will be duly authorized, validly issued, fully paid and non-assessable.
We are admitted to the bar of the State of New York and express no opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus/information statement/proxy statement constituting a part of the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.
Very truly yours,
/s/ Dewey & LeBoeuf LLP